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                                  EXHIBIT 21.1

                             LIST OF SUBSIDIARIES OF
                       ACTION PERFORMANCE COMPANIES, INC.
                            (AS OF DECEMBER 15, 1998)


                                                          STATE OR COUNTRY
                                                          OF INCORPORATION
         NAME OF SUBSIDIARY                                OR ORGANIZATION
         ------------------                                ---------------
Action Corporate Services, Inc.                            Arizona
Action Interactive, Inc.                                   Arizona
Action Performance Holding GmbH                            Germany
Action Racing Collectables Club of America, Inc.           Arizona
Action Racing Collectables, Inc.                           Arizona
Action Sports Image, LLC                                   Arizona
APC Europe GmbH                                            Germany
AW Acquisition Corp.                                       Arizona
Chase Racewear L.L.C.                                      North Carolina
Creative Marketing & Promotions, Inc.                      North Carolina
Danhausen GmbH                                             Germany
Intellectual Properties Group, Inc.                        Illinois
Lang Miniaturen GmbH & Co KG.                              Germany
Minichamps GmbH & Co KG.                                   Germany
MTL Acquisition, Inc.                                      Arizona
Paul's Model Art GmbH & Co KG.                             Germany
Performance Plus Nutritional, L.L.C.                       Delaware
RYP, Inc.                                                  North Carolina